Exhibit 10.14

Lock–Up Agreement – Pre–Offering Non–Management Shareholders

Longhai Steel Inc.	Ladenburg Thalmann & Co. Inc.
No. 1 Jingguang Road	4400 Biscayne Blvd
Neiqiu County, Xingtai City	12th Floor
Hebei Province, China 054000	Miami, FL 33137
Attn: Dr. Eberhard Kornotzki	Attn: Nicholas Stergis
Chief Financial Officer	Managing Director, Investment Banking

Re: Lock–Up Agreement

Dear Mr. Kornotzki and Mr. Stergis:

     The undersigned understands that Ladenburg Thalmann & Co. Inc. (the “Underwriter”), proposes to enter into an Underwriting Agreement with Longhai Steel Inc. (the “Company”), providing for the public offering (the “Offering”), by the Underwriter of units, each unit consisting of two shares of common stock, $0.0001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Units”). The undersigned is a holder of shares of the Company’s Common Stock as of the date hereof and is not an officer, director or holder of 5% or more of the issued and outstanding shares of Common Stock.

     In consideration of the Underwriter’s agreement to undertake the Offering of the Units on a “firm commitment” basis, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not register, offer, sell, contract to sell or grant (each such event a “transfer”) any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any warrants to purchase Common Stock (including, without limitation, securities of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon the exercise of a stock option or warrant) (collectively, “Securities”) other than as stated below:

     1. General Volume Limitations. Except as permitted below, the undersigned will be permitted to transfer Securities only on the following schedule:

Period	Aggregate Number of Securities Transferrable
Within 90 days post–transaction	No Securities held by undersigned
After 90 days post–transaction	10% of Securities held by undersigned
After 180 days post–transaction	10% of Securities held by undersigned
After 270 days post–transaction	10% of Securities held by undersigned
After 360 days post–transaction	All Securities held by undersigned

If the closing price of the Company’s Common Stock exceeds the Offering price of the Units for any twenty (20) trading days in a period of thirty (30) consecutive trading days and the number of shares of Common Stock traded multiplied by the volume weighted average price per share on such twenty (20) days exceeds $500,000 USD per day, then the foregoing volume limitations shall be released immediately and the undersigned will be permitted to transfer its Securities without regard to volume, in accordance with any applicable laws, regulations and other obligations. For purposes of this paragraph, the volume and pricing information provided by Bloomberg shall be deemed to be conclusive.

     2. Exceptions to Volume Limitations. Notwithstanding the volume limitations set forth in Section 1, the undersigned will be permitted to transfer shares to any institutional investor in a block trade, without limitation as to size conditional upon the written permission of the Underwriter.

     The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance upon this Lock–up Agreement. By executing below, the Company acknowledges and agrees that it will take all steps necessary to ensure that the undersigned is not able to effect a transfer in contravention of this Lock– up Agreement, including, without limitation, causing the Company’s transfer agent to note in its records the foregoing limitations and instructing the transfer agent not to effect any transfer in violation of this Lock–up Agreement.

Very truly yours,

_________________________
Name (Print):
Name (Signature):

Longhai Steel Inc. acknowledges and agrees to be bound by the final paragraph of this letter agreement.

Longhai Steel Inc.

By:

Name:

Its:

Ladenburg Thalmann & Co. Inc.

By:

Name:

Its: